UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01645	87-2722334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Consent and Fifth Amendment to Loan and Security Agreement

On July 9, 2026, Fidelity Direct Lending Fund I JSPV LLC, a Delaware limited liability company (“JSPV”), a wholly-owned subsidiary of Fidelity Private Credit Company LLC, a Delaware limited liability company (the “Fund”), as borrower, and the Fund, as portfolio manager and parent, entered into that certain Consent and Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, (in such capacity, the “Administrative Agent”), Virtus Group, LP, as collateral administrator, and State Street Bank and Trust Company, as collateral agent and securities intermediary, amending that certain Loan and Security Agreement, dated as of August 25, 2022 (as amended from time to time prior to the date hereof, including by the Fifth Amendment, the “Loan and Security Agreement”), among JSPV, as borrower, the Fund, as portfolio manager, the lenders from time to time party thereto, the Administrative Agent, Virtus Group, LP, as collateral administrator, and State Street Bank and Trust Company, as collateral agent and securities intermediary.

The Fifth Amendment provides for, among other things, (i) the consent by the Administrative Agent and the Lenders to the entry by the Fund into that certain Agreement and Plan of Merger with Fidelity Private Credit Company II LLC, a Delaware limited liability company (“Fund II”), and Fidelity Diversifying Solutions LLC and the consummation by the Fund of the merger of the Fund with and into the Fund II, with the Fund II continuing as the surviving company, as previously disclosed in the Form 8-K filed by the Fund on March 24, 2026, (ii) certain amendments to the Loan and Security Agreement to reflect the assumption by the Fund II of all obligations of the Fund thereunder upon the consummation of the Merger, (iii) the conversion of the Tranche B Financing Commitments (as defined in the Loan and Security Agreement) from term loan commitments to revolving loan commitments in an aggregate principal amount of $200,000,000, available in U.S. Dollars and which may be borrowed, repaid and re-borrowed by JSPV at any time during the Reinvestment Period (as defined in the Loan and Security Agreement), subject to the conditions specified therein, and (iv) the reduction of the aggregate principal amount of the Tranche A Financing Commitments (as defined in the Loan and Security Agreement) from $800,000,000 to $500,000,000.

The description above is only a summary of the material provisions of the Fifth Amendment and is subject to, and qualified in its entirety by, reference to a copy of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information included under Item 1.01 above regarding the Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1(1)

Consent and Fifth Amendment to Loan and Security Agreement, dated as of July 9, 2026, by and among Fidelity Direct Lending Fund I JSPV LLC, as borrower, Fidelity Private Credit Central Fund LLC, as portfolio manager and parent, JPMorgan Chase Bank, N.A., as administrative agent, Virtus Group, LP, as collateral administrator, State Street Bank and Trust Company, as collateral agent and securities intermediary and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
(1)
Certain schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: July 14, 2026	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer